As filed with the Securities and Exchange Commission
                         on {April 21} [August 5, 1997

                          Registration No. 333-13113

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                      POST-EFFECTIVE AMENDMENT NO. {2} [3]
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


        REDWOOD MORTGAGE INVESTORS VIII, a California Limited Partnership
             (Exact name of registrant as specified in its charter)




CALIFORNIA                             6611                       94-3158788
(State of other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341
         (Address and telephone number of principal executive offices)

   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341 (Address of principal place of business or intended principal place of business)

                               D. Russell Burwell
   650 El Camino Real, Suite G, Redwood City, California 94063 (415) 365-5341 (Name, address, including zip code and telephone number,including area code of agent for service)

                                   Copies to:


                              Stephen C. Ryan, Esq.
                              Anne R. Knowles, Esq.
                          Landels Ripley & Diamond, LLP
               {115 Sansome St., Suite 400} [350 The Embarcadero]
                             San Francisco, CA 94105


                        Approximate date of commencement
                           of proposed sale to public:

     As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

                                SUPPLEMENT NO. 2

                              DATED AUGUST 1, 1997
                    TO THE PROSPECTUS DATED DECEMBER 4, 1996

                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     The following information updates the Prospectus of Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership") dated December 4, 1996 (the "Prospectus"). This information is part of and must accompany the Prospectus.

     Plan of Distribution. The General Partners may accept unsolicited orders for Units directly from an Investor who did not utilize the services of a Participating Broker Dealer, but instead utilized the services of a registered investment advisor. In connection with such sales, Redwood Mortgage will pay to the Partnership an amount equal to the sales commissions otherwise attributable to a sale of a Unit through a Participating Broker Dealer. The Partnership in turn will credit such amounts received by Redwood Mortgage to the account of the Investor who placed the unsolicited order.

     Investors who acquire Units directly from the Partnership will have the election, in their subscription document, to authorize the Partnership to pay their registered investment advisor an estimated quarterly amount of no more than 2% annually of the Investor's Capital Account that would otherwise be paid to the Investor as Periodic Cash Distributions or compounded as Earnings ("Client Fees"). In the event that the Investor has elected to compound Earnings, then the amount of the Earnings reinvested by such Investor will be reduced by an amount equal to the amount of the Client Fees paid. Thus, the amount of the Periodic Cash Distributions paid or the amount of Earnings compounded will be less for investors who elect to pay Client Fees through the Partnership. The authorization to pay Client Fees is solely at the election of the Investor and is not a requirement of investment.

     All Client Fees paid will be paid from those amounts that would otherwise be paid to the Investor or compounded in his capital account. The payment of all Client Fees is noncumulative and subject to the availability of sufficient Earnings in the Capital Account of the Investor to make such payments. In no event will any such fees be paid by the Partnership as sales commissions or other compensation. The Partnership is merely agreeing to pay to the registered investment advisor, as an administrative convenience to the Investor, those amounts that would otherwise be paid to the Investor. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional one-half percent (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     All registered investment advisors will represent and warrant to the Partnership that, among other things, that the investment in the Units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidity and marketability of Units, and that if he is affiliated with an NASD registered broker or dealer that all Client Fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

                                    EXHIBIT B
                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY


                        REDWOOD MORTGAGE INVESTORS VIII,
                        A California Limited Partnership

                                UNSOLICITED SALES

     The undersigned hereby applies to become a Limited Partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "Partnership"), and subscribes to purchase the number of Units specified herein in accordance with the terms and conditions of the Limited Partnership Agreement attached as Exhibit A to the Prospectus dated ______________, 1996.

     1. Representations and Warranties. The undersigned represents and warrants to the Partnership and its General Partners as follows:

     (a) I have received, read and understand the Prospectus dated ____________, 1996, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the Prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the Prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this Subscription may be rejected in whole or in part by the General Partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the Prospectus; and that there will be no public market for Units, and accordingly, it may not be possible for me to readily liquidate my investment in the Partnership.

     (d) I have been informed by the Advisor or Participating Broker-Dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that Units may not be sold or otherwise disposed of without the prior written consent of the General Partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the Prospectus and in the Limited Partnership Agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the Units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the Partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian, or agent for any person or entity. I have full power or authority to enter into this Subscription Agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity;

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of Units), I am capable of evaluating the risks and merits of an investment in the Partnership.

     (g) I am buying the Units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the Partnership, the General Partners and their Affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the Limited Partners in any respect.

     (i) If I am buying the Units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the Unit(s), and such person or entity is aware of my purchase of Units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the Partnership.

     (j) If I have used the services of a Registered Investment Advisor ("Advisor") in connection with my acquisition of Units, I understand that I may, but am not obligated to, authorize the Partnership to pay any Client Fees owing to my Advisor based upon the outstanding balance in my capital account and payable from cash distributions payable to me either in the form of cash or Units. I further understand and acknowledge that if I elect to have such Client Fees paid through the Partnership I will receive less cash or Units, as applicable, from distributions than an investor who does not pay such Client Fees or does not pay such Client Fees through the Partnership. Further, I understand and acknowledge, that the Partnership and the General Partners are merely, as an administrative convenience, making such payments of Client Fees to the Advisor, and shall have no liability as a result thereof.

     (k) If I authorize the Partnership to pay any Client Fees pursuant to the terms of the Authorization to Make Payments of Client Fees (the "Authorization") I understand and acknowledge that neither the Partnership nor the General Partners shall have any liability for disbursement. The undersigned further acknowledges that all cash distributions by the Partnership are noncumulative and thus the obligation to pay Client Fees pursuant to the terms of the Authorization is noncumulative. Further, the undersigned understands that the General Partners are in no way guaranteeing that there will be sufficient cash flow for cash distributions or that such distribution will be sufficient to make the payments authorized by the Authorization. In the event of insufficient cash distributions, the General Partners and the Partnership shall have no liability to the undersigned or their registered investment advisor.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the General Partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a)  The  Limited  Partnership   Agreement,   the  Certificate  of  Limited
Partnership and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other certificates, instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Limited Partner, or the dissolution and termination of the Partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of Units by a Limited Partner; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This Subscription Agreement will be accepted or rejected by a General Partner within thirty (30) days of its receipt by the Partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of Units specified herein, for the purchase price of $100 per Unit. The General Partners will return a countersigned copy of this Subscription Agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of Units.

     4. Payment of Subscription Price. The full purchase price for Units is $100 per Unit, payable in cash concurrently with delivery of this Subscription Agreement. I understand that my subscription funds will be held by the General Partners, until my funds are needed by the Partnership to fund a Mortgage
Investment or for other proper Partnership purposes, and only then will I actually be admitted to the Partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me when I am admitted to the Partnership. If I elect to allow my share of Partnership income in the form of additional Units that will be reinvested by the Partnership, then such interest will be invested in the Partnership in which case I understand that the number of Units I initially subscribed for will be increased accordingly. If I initially elect to receive additional Units and reinvest my share of Partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the General Partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

                         REDWOOD MORTGAGE INVESTORS VIII

                             SUBSCRIPTION AGREEMENT

             PLEASE READ BOTH SIDES OF THIS AGREEMENT BEFORE SIGNING

                         Type Of Ownership: (check one)


 1. [  ] SINGLE PERSON (I)

 2. [  ] MARRIED PERSON-SEPARATE PROPERTY (I-2)

*3. [  ] COMMUNITY PROPERTY (COM)

*4. [  ] TENANTS IN COMMON (T)
         (All parties must sign)

*5. [  ] JOINT TENANTS WITH RIGHTS OF
         SURVIVORSHIP (J)
         (All parties must sign)

6.[ ]CORPORATION: Authorized Party must sign on behalf of the corporation. (C)

 7. [  ] TRUST (TR)
         (Trustee signature required)
         (Print trustee name(s) here; sign in signature section)
         [  ] Taxable (TRT)
         [  ] Tax Exempt (TRE)

 8. [  ] PENSION PLAN (PP)
         (Trustee signature required)

 9. [  ] PROFIT SHARING PLAN (PSP)
         (Trustee signature required)


10. [  ] (IRA) INDIVIDUAL RETIREMENT ACCOUNT
         (Beneficiary & Plan Administrator must sign)

11. [  ] (SEP) IRA/SEP
         (Beneficiary & Plan Administrator must sign)

12. [  ] ROLLOVER IRA (ROI)
         (Beneficiary & Plan Administrator must sign)

13. [  ] KEOGH (H.R.10) (K)
         (Custodian signature required)

14. [  ] PARTNERSHIP (P)

15. [  ] NON-PROFIT ORGANIZATION (NP)

16. [  ] CUSTODIAN (CU)
         (Custodian signature required)

17. [  ] CUSTODIAN/UGMA (UGM)
         (Custodian signature required)

18. [  ] OTHER (Explain)

     *Two or more signatures required. If using Ownership Boxes 7 through 18, Complete Sections 1 through 7.

     1.  INVESTOR  NAME AND ADDRESS

     Type or print your name(s) exactly as they should appear in the account records of the Partnership. Include the name and addresses of the trustee, custodian and administrator when applicable. A social security number is required for each individual investor or beneficiary. For IRAs, Keoghs, and other trusts, a taxpayer identification number is also required. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.

           Individual Name


           Additional Name(s) if held in joint tenancy, community property, tenants-in-common)


           Street Address


           City              State                     Zip Code


           Daytime Phone Number                Home Phone Number

           Taxpayer ID#                        Social Security #


           A social security number or taxpayer identification number is required for each individual investor.

     (For IRAs, Keoghs (HR10) and Qualified Plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the Units are to be held in more than one name, the number should be that of the first person listed. For IRAs and Keoghs enter both the social security number and the taxpayer identification number.)


            State of Residence
           IRA and KEOGH accounts: state of residence of plan beneficiary; all others, state of residence of investor)

2.   TRUST COMPANY REGISTRATION       Name of Trust:
                                      Please print here the exact name of Trust and Trustee, Custodian or Administrator


                                      Address


                                      City           State             Zip Code

                                     Taxpayer ID#            Tax Year End

3.   INVESTMENT                                Number of Units to be purchased:
     Minimum Subscription is 20 Units at
     $100 per Unit ($2,000), with              Amount of payment enclosed:
     additional investments of any
     amount.                                   Make check payable to
                                              "Redwood Mortgage Investors VIII"

     If the investor has elected to compound his share of monthly, quarterly or annual income (see 4 below), then the interest earned on subscription funds until admission to the Partnership will be invested in additional Units on behalf of the investor; therefore, the actual number of Units to be issued to the investor upon admission to the Partnership will be increased.

         Check one:  [  ] Initial Investment [  ] Additional Investment

4.   DISTRIBUTIONS      Does the investor wish to receive additional Units
                        that will be reinvested in lieu of cash distributions?
                        [  ] YES          [  ] NO

                        If "NO", income shall be distributed:
                        [  ] Monthly      [  ] Quarterly    [  ] Annually.

                        The election to compound income may only be changed after three (3) years.

5.   SPECIAL ADDRESS FOR
     CASH DISTRIBUTIONS               Name
     (If the Same as in 2, Please
     Disregard)
                                     Address

                                      City              State           Zip Code

     If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 2 or 3, or to the alternate address listed in
Section 6 above. In no event will the Partnership or its Affiliates be responsible for any adverse consequences of direct deposits.

6.   SIGNATURES      WITNESS WHEREOF, the undersigned has executed below this
                     ___ day of __________________________, _____,
                     at ________________________,

                     Investor's primary residence is in _______________________. (Investor Signature and Title)
                                                 (Investor Signature and Title)

                     (Investor Signature and Title)

                     (Investor Signature and Title)

7.   ADVISOR DATA  (To Be Completed ByRecommending Advisor)

     The undersigned Advisor hereby certifies that (i) a copy of the Prospectus, as amended and/or supplemented to date, has been delivered to the above investor; and (ii) that the appropriate suitability determination as set forth in the Prospectus has been made and that the appropriate records are being maintained.

            Advisor:
            Last Name First:
            Street Address:
            City, State, Zip Code:
            Broker-Dealer Affiliated?  [  ]YES   [  ]NO

            Are you a registered investment advisor ("RIA") under applicable
            state or federal law?            [  ]YES   [  ]NO

     The Advisor, by signing below, (1) certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and needs and any other information known by the Advisor, that investment in the Units is suitable for the investor and that suitability records are being maintained; (2) certifies that if he is affiliated with an NASD affiliated broker-dealer, that all fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules; (3) that he has informed the investor of all pertinent facts relating to the liquidity and marketability of the Units; (4) the undersigned agrees and acknowledges that the General Partners are relying upon the certification of the undersigned herein with respect to the suitability of the client to purchase limited partnership units in the Partnership; (5) that if undersigned's client has elected to pay Client Fees from Earnings, the undersigned hereby represents and warrants that he is a Registered Investment Advisor under applicable Federal and/or State securities laws; (6) that, if applicable, he understands and acknowledges that neither the Partnership or the General Partners shall have any liability to him with respect to any Client Fees paid from Investors' Earnings under the Authorization Agreement and that the General Partners and the Partnership in no way guarantee that there will be sufficient cash for distribution to Investors and, thus in the case of a signed Authorization Agreement, sufficient cash for the Investor to pay his Client Fees from Earnings; and (7) that, in any dispute between the undersigned and the investor regarding payment of Client Fees, the Partnership and the General Partners will respect the wishes of the Investor and that the General Partners and the Partnership will have no liability to the undersigned as a result thereof.

              Advisor's Signature  X
              Print or Type Name:

     Please check applicable box. (Only Clients of RIAs may elect to have Client Fees paid provided such Client Fees are no more than 2% annually of the assets under management which for purposes of this Subscription Agreement is the Investor's capital account.):

     [ ] Yes Client Fees Paid If Client Fees are to be paid a completed Authorization to Make Payments of Client Fees ("Authorization") attached hereto must be completed, signed and returned to the General Partners along with this Subscription Agreement.

     If the Investor has elected to receive Cash Distributions, Client Fees will be calculated on a monthly basis, beginning the first full month after the Investor is admitted to the Partnership based upon the Capital Account balance of the Investor at the end of the Month. Such Client Fees will be paid to the Advisor at the same time the Investor receives their distributions (either on a monthly, quarterly or annual basis), as set forth in Item 4 above.

     If the Investor has elected to reinvest their earnings in lieu of receiving periodic Cash Distributions, Client Fees will be calculated on a monthly basis, beginning the first full month after the Investor is admitted to the Partnership based upon the Capital Account balance of the Investor at the end of the month. Such Client Fee shall be paid to the Advisor (please check one):

         [  ] Monthly  [  ] Quarterly        [  ] Annually

         [  ]  No Client Fees Paid from Earnings or Distributions

8.   ACCEPTANCE                                This subscription accepted
     This Subscription will not be an
     effective Agreement until it is           REDWOOD MORTGAGE INVESTORS VIII,
     signed by a General Partner of            A California Limited Partnership
     Redwood Mortgage Investors                P.O. Box 5096
     VIII, a California limited                Redwood City, California  94063
     partnership                               (415) 365-5341

                                               By:
                                              (Office Use Only)
                                               Account #:
                                               Investor Check Date:
                                               Check Amount:
                                               Check #:
                                               Entered By:
                                               Checked By:
                                               Date Entered:

                         REDWOOD MORTGAGE INVESTORS VIII

                  AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
  FOR INVESTORS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS ONLY

     The undersigned Limited Partner hereby certifies that the undersigned is a Limited Partner owning Units in Redwood Mortgage Investors VIII (the "Partnership" or "RMI VIII"). By signing and delivering this Authorization to the Partnership and the General Partners, the undersigned hereby authorizes and directs the Partnership to pay to the person or entity set forth below as the Payee an estimated annual amount equal to ___% (not more than 2% annually) of the undersigned's Capital Account ("Client Fees"). All Client Fees payable will be calculated on a monthly basis beginning the first full month after the Investor is admitted to the Partnership based upon the Capital Account balance of the Investor at the end of the month. If the Investor elected to receive Periodic Cash Distributions, such Client Fees will be paid at the same time the Investor receives their distributions, either monthly, quarterly or annually. If the Investor has elected to reinvest their Earnings in lieu of receiving Periodic Cash Distributions, such Client Fees shall be paid to the Advisor on either a monthly, quarterly or annual basis as determined by the Investor in their completed Subscription Agreement. The Capital Accounts of the Limited Partners who elect to pay Client Fees through the Partnership will be less than the Capital Accounts of Limited Partners who do not pay Client Fees or who do pay Client Fees through the Partnership.

     The undersigned acknowledges and agrees that neither the Partnership nor the General Partners shall have any liability for disbursements made pursuant to this Authorization. The undersigned acknowledges that all Periodic Cash Distributions by the Partnership are non-cumulative and thus the obligation to pay Client Fees pursuant to the terms of this Authorization is non-cumulative. Further, the undersigned acknowledges that the General Partners are in no way guaranteeing that there will be sufficient cash flow for Periodic Cash Distributions or that such distributions will be sufficient to make the payments authorized by this agreement. In the event of insufficient Earnings, the Partnership and the General Partners shall have no liability to the undersigned or the Payee. The undersigned further acknowledges and agrees that the Partnership is authorized to comply with this request unless and until this Authorization is expressly revoked in writing and terminated by the undersigned Limited Partner. Any revocation of this Authorization shall be effective the quarter after the quarter in which it is received by the Partnership.

PAYEE                                LIMITED PARTNER

Name of Payee - Please Print          Name of Limited Partner - Please Print

Signature of Payee                    Signature of Limited Partner (or Trustee)

Firm Name                             Signature of Joint Owner (if applicable)

Street Address                        Date of Authorization


City, State, Zip Code

     Limited Partners in RMI VIII (the "Partnership") who utilized the services of a Registered Investment Advisors may authorize the direct payment by the Partnership of a portion of the Earnings otherwise distributable to them or otherwise used to acquire additional Units by executing this Authorization and delivering it to the Partnership. Execution of this Authorization is at the option of the Limited Partner and is not required in connection with an investment in the Partnership. This Authorization is not intended to describe an investment in the Partnership or to be used as sales material or in any other manner in connection with the offer or sale of Units in the Partnership. An offer to sell Units of the Partnership may only be made by the Prospectus. This document is not authorized to be used in any way in connection with the offer or sale of Units in the Partnership, and unauthorized use of this document is strictly prohibited and may constitute a violation of federal and state securities laws.

            (Please include document with the completed Subscription
                                  Agreement.)

     9. The General Partners undertake to file a sticker supplement pursuant to Rule 424(c) under the act during this distribution period describing each Mortgage Investment not identified in the Prospectus at such time as there arises a reasonable probability that such Mortgage Investment will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three (3) months, with the information contained in such amendment provided simultaneously to the existing Limited Partners.

     The General Partners also undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Redwood City, State of California, on {April 21} [August 1], 1997.


REDWOOD MORTGAGE INVESTORS VIII
A California Limited Partnership


By:/s/D.Russel Burwell
D. Russell Burwell, General Partner

By:/s/Michael R. Burwell
Michael R. Burwell, General Partner


By:GYMNO CORPORATION
General Partner

By:/s/D.Russell Burwell
D. Russell Burwell, General Partner


By:/s/Michael R. Burwell
Michael R. Burwell, General Partner

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Registration Statement has been signed by the following persons in the capacities and on the dates indicated



Signature                         Title                              Date


                        President of Gymno Corporation
                        (Principal Executive Officer);
/s/D. Russell Burwell   Director of Gymno Corporation
_____________________                                          _________________
S. Russell Burwell                                   {April 21} [August 1], 1997

                        Secretary/Treasurer of Gymno
                        Corporation (Principal Financial
                        and Accounting Officer); Director
/s/Michael R. Burwell   of Gymno Corporation
_____________________                                          _________________
Michael R. Burwell                                   {April 21} [August 1], 1997


/s/D. Russell Burwell                                          ________________
_____________________    General Partner             {April 21} [August 1], 1997
S. Russell Burwell


/s/Michael R. Burwell
_____________________    General Partner                        ________________
Michael R. Burwell                                   {April 21} [August 1], 1997

                                INDEX TO EXHIBITS
                                       to
                          POST EFFECTIVE AMENDMENT [#3]


EXHIBITS

24.2     Consent of Counsel, Landels Ripley & Diamond, LLP

24.3     Consent of Independent Auditors, Parodi & Cropper

                                  Exhibit 24.2

                               CONSENT OF COUNSEL

TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use in this Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made a part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.



/S/ Landels Ripley & Diamond, LLP



_________________________________
Landels Ripley & Diamond, LLP




San Francisco, California
{April 21} [August 1], 1997

                                  Exhibit 24.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheets of the General Partner, GYMNO Corporation, and the Partnership, REDWOOD MORTGAGE INVESTORS VIII, in the Prospectus, and any supplements thereto, and Registration Statement filed on form S-11 for REDWOOD MORTGAGE INVESTORS VIII. We also consent to the reference to our firm under the reference "EXPERTS" in the Prospectus.



/S/ Parodi & Cropper



____________________________
Parodi and Cropper




Lafayette, California
{April 21} [August 1], 1997